CB Richard Ellis Group, Inc. Stock Option Exchange Program Webinar June 16, 2009 and June 18, 2009 Exhibit (a)(1)(x)

CB Richard Ellis | Page 2 Agenda Introduction Exchange Program Details Timeline Election to Exchange If You Do Not Participate U.S. Tax Considerations Resources Questions

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Introduction
Welcome to the CBRE webinar for our stock option
exchange program
Leader: Melissa Freidenreich, Senior Corporate
Counsel
This presentation is intended to provide an overview
of the CBRE stock option exchange program.  For
additional details, please review the documents
included in the option exchange email you received.

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Introduction
The option exchange program permits you to
surrender eligible underwater stock options in
exchange for a lesser number of shares of restricted
stock (or in France and Canada, new options with a
lower exercise price).

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Introduction
As of June 2009, all of the outstanding stock options granted since January 1, 2005 under our Amended and Restated 2004
Stock Incentive Plan are underwater.
Because they are underwater, they do not provide the intended value to employees.
Our board of directors and stockholders have approved the
exchange offer program.
CBRE will not give financial, legal or tax advice and nothing in this presentation should be interpreted as financial, legal, tax or other advice. You are encouraged to read all materials provided and seek professional legal, financial and/or tax advice when making your decisions.
The management and directors of CBRE make no
recommendations on whether or not to participate.

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Exchange Program Details
Participation is voluntary
Participants must be employed by CBRE as of the
date the new restricted stock or new options are
issued (expected to be July 6)
Timeline
• Option exchange program began on June 5, 2009
• Program must remain open for 20 business days
• Program ends July 2 (Election Deadline) unless
otherwise extended
Includes outstanding (not-exercised) stock options
both vested and unvested, except for options granted
in 2004 and 2008

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Exchange Program Details
Stock options eligible for exchange:
$27.19 September 5, 2007
$34.54 March 19, 2007
$23.46 September 6, 2006
$15.43 September 21, 2005
$11.10 February 1, 2005
$11.15 January 27, 2005
Exercise Price of Options
Date Options Granted

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Exchange Program Details
The exchange ratios for the eligible options you tender
are as follows:
Options for Restricted Stock Exchange Ratios
3.31-to-1 2.48-to-1 $27.19
N/A 3.08-to-1 $34.54
3.77-to-1 2.83-to-1 $23.46
3.73-to-1 2.80-to-1 $15.43
N/A 7.83-to-1 $11.10
N/A 8.05-to-1 $11.15
Officer Exchange Ratio for
New Restricted Stock
Employee Exchange Ratio
for New Restricted Stock
Exercise Price of Options

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Exchange Program Details
Options for New Options Exchange Ratios
(France and Canada only)
1.70-to-1 $27.19
1.80-to-1 $23.46
1.70-to-1 $15.43
Employee Exchange Ratio for
New Options
Exercise Price
of Options

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Exchange Program Details
Each group of stock options that has the same
exercise price has an exchange ratio assigned
to it
The exchange ratio takes into account the fair
value of the eligible stock options relative to
the 10 day price average of CBRE stock as of
May 29
th
, historical stock prices, volatility and
other factors

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Exchange Program Details
Example
Susan is an eligible employee in the U.S. who has an option
grant covering 1,000 shares with an exercise price of $23.46.
She decides to exchange her options
She can exchange all or none of each tranche
Exchange ratio is 2.83 for options with an exercise price of
$23.46, and 3.77 for executive officers (results are rounded down)
Employees:  1,000/2.83 = 353
Executive Officers:   1,000/3.77 = 265
On the new award grant date, Susan would receive 353 shares
of restricted stock (executive officers would receive 265 shares of restricted stock)

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Exchange Program Details
Vesting Considerations:
Restricted stock and new options are subject to a new
four-year vesting schedule (25% per year); even if the
stock options you exchange are fully vested
Restricted stock which is not vested prior to
termination of your employment is subject to forfeiture
New options which do not vest prior to termination of
your employment will expire

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Timeline
Exchanged options cancelled; restricted stock
and new options priced and issued
July 6
9:00 p.m. Pacific Time – Option Exchange
Program ends; deadline for submitting
elections/withdrawals
July 2
Offer period June 5 – July 2
Offer to Exchange made available to eligible
employees
June 5
Activity Date

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           Your current outstanding  eligible option  grants that  may be surrendered for exchange in the offer are set forth in the table below.
Please check the appropriate box (either all of the eligible options  (if the first box is checked) or the  eligible options marked
“Exchange” or “Do Not Exchange” in the table set forth below (if the second box is checked)).

I understand that my eligible options that are specifically checked off for exchange below will be cancelled irrevocably on
The  cancellation date, currently expected to be July 6, 2009.
I understand that this election form will replace any election form I previously submitted.
         I acknowledge that CBRE  has encouraged me to consult  with  my own tax, financial and legal advisors  as to the consequences of participating or not participating  in this offer. I understand that my election to participate in this offer is entirely voluntary, and I am aware that I may withdraw my decision to surrender my eligible options at any  time until the offer expires. I understand that my election will be irrevocable at 9:00 p.m., Pacific Time, on Thursday, July 2, 2009, unless the offer is extended.
          I hereby sell, assign and  transfer to CBRE all right, title and interest in and to all  of the eligible options  that I am surrendering for exchange as specified  in this election form. I represent and warrant that I have full power and authority  to elect to surrender either all of the eligible options  (if the first box is checked) or the eligible options  marked “Exchange” in the table set forth below (if the second box is checked) and that, when and to the extent such eligible options are accepted by CBRE, such eligible options will be free and clear of all security interests, liens,  restrictions,  charges, encumbrances, conditional  sales agreements or other obligations  relating  to the sale or transfer thereof, and such eligible options  will  not  be subject to any adverse claims.
          I agree to all of the terms and conditions of  this offer.
Election to Exchange
How to Participate
Complete and sign the
election form
ELECTION FORM
* * *
Eligible Employee Signature Date
Eligible Employee Name (Please print)
CHECK ONE
Yes, I wish to participate in the offer as to ALL of my eligible options.
OR
Yes, I wish to participate in the offer as to certain of my eligible options which are checked “Exchange” set forth in the table below. If you check this box, you are required to make an election for each outstanding eligible option grant set forth in the table below. Any election form submitted without  an “Exchange” or “Do Not Exchange” marked for each outstanding eligible option grant election will be rejected.
Make ONE Election “X” for Each
Eligible Option Grant Number
ELIGIBLE
EMPLOYEE
ELIGIBLE
OPTION
GRANT
NUMBER
GRANT
DATE
EXERCISE
PRICE
ELIGIBLE
OPTIONS EXCHANGE
DO NOT
EXCHANGE
RETURN TO THE OPTION EXCHANGE ADMINISTRATOR ON OR BEFORE 9:00 P.M., PACIFIC TIME, ON
JULY 2, 2009.

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Election to Exchange
Deliver the election form:
• by regular mail or courier, to CB Richard Ellis
Group, Inc., 11150 Santa Monica Blvd., Suite
1600, Los Angeles, CA 90025, Attn: Option
Exchange Administrator;
• by facsimile, to 310-405-8925, Attn: Option
Exchange Administrator; or
• by e-mail, to optionexchange@cbre.com

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Election to Exchange
How to Withdraw
Withdrawals or modifications
of previous elections require
that you complete and sign the
withdrawal form
Deliver in the same manner as
the election form indicated
above
WITHDRAWAL FORM
(DO NOT RETURN UNLESS YOU WISH TO WITHDRAW YOUR ELECTION FORM)
Please check the appropriate box:
I wish to withdraw my election to exchange and instead REJECT the offer to exchange all of my eligible options. I do not wish  to exchange any eligible options.
OR
I wish to withdraw  my election to exchange eligible options as to my eligible options listed below (please list). Any eligible options previously elected to be exchanged by me in my most  recent election but  not withdrawn below will remain elected for exchange in the offer. I do not wish to exchange these listed eligible options:
Eligible Option Grant Number Grant Date Exercise Price
Please sign this withdrawal form and print your name exactly as it appears on the election form you previously submitted.
(please print or type name)
Signature
Date
RETURN TO CBRE NO LATER THAN 9:00 P.M., PACIFIC TIME,
ON JULY 2, 2009
(DO NOT RETURN UNLESS YOU WISH TO WITHDRAW YOUR ELECTION FORM)
• by regular mail or courier to CB Richard Ellis Group, Inc., 11150 Santa Monica Blvd., Suite
1600, Los Angeles, CA 90025, Attn: Option Exchange Administrator;
• by facsimile to 310-405-8925, Attn: Option Exchange Administrator; or
• by e-mail to optionexchange@cbre.com.

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Election to Exchange
Forms must be received no later than
9:00 p.m., Pacific Time, on July 2, 2009.
Your final elections received as of the deadline
will supersede any previous elections

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If You Do Not Participate
This option exchange program will have no effect on
your options if you choose not to exchange.  No
changes will be made to the terms and conditions of
the existing options that you continue to hold.
If you choose not to participate, no action is necessary
CBRE cannot advise you whether to participate.
Please consult your financial and/or tax advisor for
advice when deciding whether to participate.

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U.S. Tax Considerations
Unlike stock options, participants have an immediate
tax liability (ordinary income) on each vesting date of
the restricted stock based on the value of the
restricted stock on the vesting date, unless a Section
83(b) election is made (which will be described in
more detail in the stock grant packages you will
receive if you participate)
Participants in the exchange will be subject to
applicable tax withholding
You should seek guidance from your tax advisor
when making these important decisions

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Resources
If you have questions or need copies of any of the
option exchange materials, contact the Option
Exchange Administrator
• Email: optionexchange@cbre.com
• Phone: 310-405-8927